Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-81358, 333-36735, 333-39581, 333-75615, 333-57968) pertaining to the Coventry Health Care, Inc. Retirement Savings Plan of Coventry Health Care, Inc. of our report dated June 10, 2003, with respect to the financial statements and schedules of the Coventry Health Care, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
June 25, 2003